GBDC Golub Capital BDC, Inc. Investor Presentation Quarter Ended September 30, 2013 www.golubcapitalbdc.com

1 Disclaimer Some of the statements in this presentation constitute forward - looking statements, which relate to future events or our future performance or financial condition. The forward - looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies; the effect of investments that we expect to make; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; the impact on our business of the Dodd - Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder; and the effect of changes to tax legislation and our tax position. Such forward - looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward - looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward - looking statements. Actual results could differ materially from those anticipated in our forward - looking statements and future results could differ materially from historical performance. Although we undertake no obligation to revise or update any forward - looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10 - K, registrations statements on Form N - 2, quarterly reports on Form 10 - Q and current reports on Form 8 - K. This presentation contains statistics and other data that have been obtained from or compiled from information made available by third - party service providers. We have not independently verified such statistics or data. 8/5/2013

2 Summary of Quarterly Results Fourth Fiscal Quarter 2013 Highlights ▪ Net investment income for the quarter ended September 30, 2013 was $12.4 million, or $0.31 per share, as compared to $12.0 million, or $0.32 per share, for the quarter ended June 30, 2013. ▪ Net increase in net assets resulting from operations for the quarter ended September 30, 2013 was $12.3 million, or $0.31 per share, as compared to $12.7 million, or $0.34 per share, for the quarter ended June 30, 2013. ▪ Net realized and unrealized losses on investments and secured borrowings of ($ 0.1) million for the quarter ended September 30, 2013 were the result of ($1.4) million of realized losses that were primarily attributable to the sale of one non - accrual investment and the payoff on one underperforming investment, and $1.3 million of unrealized appreciation that was primarily due to the reversal of the unrealized depreciation on these two investments. ▪ Net asset value per share for the quarter ended September 30, 2013 was $15.21, as compared to $15.12 for the quarter ended June 30, 2013. The $0.09 accretion was primarily attributable to the stock offering we completed in September 2013 at a premium to our net asset value. ▪ New middle - market investment commitments totaled $121.4 million for the quarter ended September 30, 2013. Including the $4.7 million we invested in Senior Loan Fund LLC, an unconsolidated Delaware limited liability company in which we co - invest with United Insurance Company, total new investment commitments were $126.1 million. Approximately 20% of the new investment commitments were senior secured loans, 52% were one stop loans, 23% were second lien loans, 3 % were equity securities and 2% were investments in Senior Loan Fund LLC. Overall, total investments in portfolio companies at fair value increased by approximately $56.9 million during the three months ended September 30, 2013.

3 Financial Highlights Q4 2 013 Q3 2 013 Q2 2 013 Q1 2 013 Q4 2 01 2 Net investment income per share $ 0.31 $ 0.32 $ 0.32 $ 0.34 $ 0.30 Net spread payments from the total return swap (“TRS”) 1 N/A N/A N/A N/A 0.01 Net investment income per share + TRS 1 0.31 0.32 0.32 0.34 0.31 Net realized /unrealized gain (loss) per share 0.00 0.02 0.06 (0.01) 0.03 Earnings per share 0. 31 0. 34 0. 38 0. 33 0. 34 Net asset value per share 15.21 15.12 1 4.80 1 4.66 1 4.60 Distributions paid per share 0.32 0.32 0.32 0.32 0.32 Q4 2 013 Q3 2 013 Q2 2 013 Q1 2 013 Q4 2 01 2 Total Fair Value of Investments (000s) $ 1,024,645 $ 967,792 $ 788,442 $ 768,342 $ 672,910 Number of Portfolio Investments 135 135 135 129 121 Average Investment Size (000s) $ 7,590 $ 7,169 $ 5,840 $ 5,956 $ 5,561 Fair Value as a Percentage of Principal (Loans) 98.9% 98.7% 98.7% 98.4% 98.5% 1. As a supplement to generally accepted accounting principles (“GAAP”), the Company has provided this non - GAAP performance result. The Company believes that this non - GAAP financial measure is useful because it is inclusive of net spread payments received on the u nderlying loans in the TRS which was a recurring source of revenue and liquidity to pay dividends to investors. Although this non - GAAP fin ancial measure is intended to enhance investors’ understanding of the Company’s business and performance, this non - GAAP financial measure should not be considered an alternative to GAAP.

4 Summary of Portfolio Highlights Originations and Net Funds Growth ▪ New commitments totaled $126.1 million for the quarter ended September 30, 2013. ▪ Net growth in investments in securities, at fair value, for the quarter ended September 30, 2013 was $56.9 million, a 5.9% increase from June 30, 2013. Select Portfolio Funds Roll Data (in millions) Q4 2 013 Q3 2 013 Q2 2 013 Q1 2 013 Q4 2 013 New Investment Commitments $ 126.1 $ 288.4 $ 58.1 $ 262.2 $ 113.4 Exits (includes full & partial payoffs) of Investments 60.1 92.7 37.6 145.8 70.9 Net Funds Growth 1 56.9 179.4 20.1 95.4 36.3 Asset Mix of the Investment Portfolio Q4 2 013 Q3 2 013 Q2 2 013 Q1 2 013 Q4 2 01 2 Senior Secured 29% 33% 33% 33% 41 % One Stop 54% 50% 49% 47% 39% Second Lien 11% 10% 10% 11% 7% Subordinated Debt 2% 4% 5% 6% 10 % Investment in SLF 1% N/A N/A N/A N/A Equity 3% 3% 3% 3% 3% 1. Net funds growth includes the impact of new investments and exits of investments as noted in the table above, as well as othe r v ariables such as net fundings on revolvers, net change in unamortized fees, net change in unrealized gains (losses), etc.

5 Quarterly Statements of Financial Condition As of ( Dollar amounts in thousands , except per share data) September 30, 2013 (audited ) June 30, 2013 (unaudited ) March 31, 2013 (unaudited ) December 31, 2012 (unaudited ) September 30, 2012 (audited ) Assets Investments in securities, at fair value $ 1,024,645 $ 967,792 $ 788,442 $ 768,342 $ 672,910 Cash and cash equivalents 16,309 12,936 8,950 21,420 13,891 Restricted cash and cash equivalents 38,408 21,689 84,214 39,226 37,036 Other assets 12,294 13,340 11,572 10,015 10,259 Total Assets $ 1,091,656 $ 1,015,757 $ 893,178 $ 839,003 $ 734,096 Liabilities Debt $ 412,100 $ 403,800 $ 385,700 $ 400,450 $ 352,300 Secured borrowings, at fair value 8,809 – – – – Interest payable 1,277 2,426 1,304 2,473 1,391 Management and incentive fee payable 5,579 5,808 5,069 4,782 4,203 Payable for investments purchased 3,677 – – 10,456 – Other liabilities 1,978 2,225 1,452 1,452 1,073 Total Liabilities 433,420 414,259 393,525 419,613 358,967 Total Net Assets 658,236 601,498 499,653 419,390 375,129 Total Liabilities and Net Assets $ 1,091,656 $ 1,015,757 $ 893,178 $ 839,003 $ 734,096 Net Asset Value per Share $ 15.21 $ 15.12 $ 14.80 $ 14.66 $ 14.60 Debt to Equity 0.64x 0.67x 0.77x 0.95x 0.94x Asset Coverage 1 373.1% 349.9% 298.6% 257.4% 263.2% 1. On September 13, 2011, we received exemptive relief from the SEC to permit us to exclude the debt of our small business inves tme nt company (“SBIC”) subsidiary from our 200% asset coverage test. As such, the asset coverage ratio excludes the debentures from the SBIC.

6 Quarterly Operating Results For the three months ended ( Dollar amounts in thousands , except share and per share data) September 30, 2013 (unaudited) June 30, 2013 (unaudited) March 31, 2013 (unaudited) December 31 , 2 01 2 (unaudited) September 30 , 2 01 2 (unaudited) Investment Income Interest income $ 22,446 $ 21,187 $ 19,617 $ 18,327 $ 16,219 Dividend income 370 1,081 479 267 – Total Investment Income 22,816 22,268 20,096 18,594 16,219 Expenses Interest and other debt financing expenses 3,174 2,967 3,292 2,995 2,970 Base management fee 3,480 3,114 2,686 2,468 2,308 Incentive fee 2,196 2,785 2,468 2,394 1,967 Other operating expenses 1,542 1,402 1,256 1,159 1,183 Total Expenses 10,392 10,268 9,702 9,016 8,428 Net Investment Income 12,424 12,000 10,394 9,578 7,791 Net Gain (Loss) on Investments and Secured Borrowings Net realized gain (loss) on investments and derivative instruments (1,380) (77) – 94 (585) Net unrealized appreciation (depreciation) on investments, derivative instruments and secured borrowings 1,250 734 1,857 (353) 1,539 Net Gain (Loss) on Investments and Secured Borrowings (130) 657 1,857 (259) 954 Net Increase in Net Assets Resulting from Operations $ 12,294 $ 12,657 $ 12,251 $ 9,319 $ 8,745 Per Share Earnings P er Share $ 0.31 $ 0.34 $ 0.38 $ 0.33 $ 0.34 Net Investment Income $ 0.31 $ 0.32 $ 0.32 $ 0.34 $ 0.30 Distributions Paid $ 0.32 $ 0.32 $ 0.32 $ 0.32 $ 0.32 Weighted average common shares outstanding 40,269,680 37,118,379 32,532,794 27,933,613 25,663,827 Common shares outstanding at end of period 43,282,932 39,791,805 33,754,512 28,605,336 25,688,101

7 Portfolio Highlights – Asset Mix New Investment Commitments End of Period Investments 41% 33% 33% 33% 29% 39% 47% 49% 50% 54% 7% 11% 10% 10% 11% 10% 6% 5% 4% 2% 3% 3% 3% 3% 3% 1% 0 200,000 400,000 600,000 800,000 1,000,000 1,200,000 Q4 2012 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Senior Secured One Stop Second Lien Subordinated Debt Equity Investment in SLF $672,910 $768,342 $788,442 $1,024,645 $967,792 34% 22% 36% 20% 20% 63% 61% 25% 62% 52% 15% 38% 16% 23% 3% 2% 1% 2% 3% 2% 0 50,000 100,000 150,000 200,000 250,000 300,000 350,000 Q4 2012 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Senior Secured One Stop Second Lien Subordinated Debt Equity Investment in SLF $113,354 $262,247 $58,115 $288,444 $126,007

8 10.5% 11.2% 10.6% 9.9% 9.6% 9.5% 9.7% 9.5% 9.2% 8.9% 3.5% 3.4% 3.5% 2.9% 3.0% 7.0% 7.8% 7.1% 7.0% 6.6% 0.4% 0.3% 0.3% 0.3% 0.2% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% Q4 2012 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Total Yield on Investments Interest Income Yield Wtd. Avg. Debt Wtd. Avg. Investment Spread 3-Month London Interbank Offered Rate ("LIBOR") 1 3 2 4 Portfolio Highlights – Debt Investment Spread Analysis 1. Total yield on investments is calculated as (a) the actual amount earned on such investments, including interest income and a mor tization of fees and discounts, divided by (b) the daily average of total earning investments at fair value. 2. Interest income yield is calculated as (a) the actual amount earned on such investments, including interest income but exclud ing amortization of fees and discounts, divided by (b) the daily average of total investments at fair value. 3. The weighted average cost of debt is calculated as (a) the actual amount incurred on such debt obligations divided by (b) the da ily average of total debt obligations. 4. The weighted average investment spread is calculated as (a) the total yield on investments less (b) the weighted average cost of debt.

Portfolio Highlights – Selected Information

Portfolio Rotation – Debt Investments	Q4 2013	Q3 2013	Q2 2013	Q1 2013	Q4 2012
Weighted average interest rate of new investments[1]	8.1%	8.0%	8.8%	8.3%	8.0%
Weighted average interest rate on investments that were sold or paid-off	8.9%	8.9%	10.2%	8.2%	8.2%
Weighted average spread over LIBOR of new floating rate investments	6.6%	6.6%	6.2%	6.9%	6.8%
Weighted average interest rate of new fixed rate investments	15.0%	N/A	16.0%	N/A	N/A
Weighted average fees on new investments	1.2%	1.3%	1.1%	1.8%	2.2%

Portfolio Composition – Floating vs. Fixed Investments	Q4 2013	Q3 2013	Q2 2013	Q1 2013	Q4 2012
Percentage of fixed rate investments	2.9%	3.6%	7.1%	6.9%	9.9%
Percentage of floating rate investments	93.7%	93.2%	89.7%	89.9%	86.9%
Percentage of equity investments	3.4%	3.2%	3.2%	3.2%	3.2%

Non-Accrual – Debt Investments	Q4 2013	Q3 2013	Q2 2013	Q1 2013	Q4 2012
Non-accrual investments at amortized cost (000s)	$ 6,011	$ 6,616	$ 8,428	$ 8,149	$ 8,910
Non-accrual investments / Total portfolio at amortized cost	0.6%	0.7%	1.1%	1.1%	1.3%
Non-accrual investments at fair value (000s)	$ 665	$ 841	$ 2,392	$ 2,493	$ 3,222
Non-accrual investments / Total portfolio at fair value	0.1%	0.1%	0.3%	0.3%	0.5%

1. Weighted average interest rate on new investments is based on the contractual interest rate at the time of funding. For variable rate loans, the contractual rate is calculated using current LIBOR, the spread over LIBOR and the impact of any LIBOR floor. For fixed rate loans, the contract rate is the stated fixed rate.

GOLUB CAPITAL

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10 Credit Quality Credit Quality – Investment Portfolio ▪ Fundamental credit quality remains strong with non - accrual investments representing 0.1% of the total investments at fair value as of September 30, 2013. ▪ We disposed of one non - accrual investment during the quarter for a small net loss compared to its fair value as of June 30, 2 01 3 . ▪ Internal performance ratings 1 on the investment portfolio have remained stable for the past several quarters and over 90.0% of the investments in our portfolio had an internal performance rating of 4 or higher as of September 30, 2013. ▪ The fair value of debt investments as a percentage of principal amount remained stable at 98.9% for the period ended September 30, 2013. 1. Please see Internal Performance Ratings Definitions on the following page.

11 Portfolio Highlights – Portfolio Ratings Scoring Definition 5 Borrower is performing above expectations and the trends and risk factors are generally favorable. 4 Borrower is generally performing as expected and the risk factors are neutral to favorable 3 Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due 2 Borrower is performing materially below expectations and the loan’s risk has increased materially since origination 1 Borrower is p erforming substantially below expectations and the loan’s risk has substantially increased since origination September 30, 2013 June 30, 2013 March 31, 2013 Internal Performance Rating Investments at Fair Value (in thousands) % of Total Portfolio Investments at Fair Value (in thousands) % of Total Portfolio Investments at Fair Value (in thousands) % of Total Portfolio 5 $ 178,993 17.5% $ 140,332 14.4% $ 136,918 17.4% 4 $ 750,611 73.3% $ 760,955 78.6% $ 614,776 78.0% 3 $ 88,458 8.6% $ 57,614 6.0% $ 30,145 3.8% 2 $ 6,521 0.6% $ 6,321 0 .7% $ 5,681 0 .7% 1 $ 62 0.0% $ 2,570 0.3% $ 922 0.1% Total $ 1,024,645 1 00.0% $ 967,792 1 00.0% $ 788,442 1 00.0% Strong Portfolio Risk Ratings Internal Performance Rating Definition

12 Common Stock and Distribution Information Common Stock Data Distribution Data Date Declared Record Date Payment Date Amount Per Share Total Amount (in thousands) December 7, 2 01 1 December 1 9, 2 01 1 December 29, 2 01 1 $0.32 $6,955 February 2, 2 01 2 March 1 6, 2 01 2 March 29, 2 01 2 $0.32 $8,083 May 1 , 2 01 2 June 1 5, 2 01 2 June 29, 2 01 2 $0.32 $8,205 August 2, 2 01 2 September 1 3, 2 01 2 September 27, 2 01 2 $0.32 $8,212 November 27, 2012 December 14, 2012 December 28, 2012 $0.32 $9,146 February 5, 2013 March 14, 2013 March 28, 2013 $0.32 $10,793 May 1, 2013 June 13, 2013 June 27, 2013 $0.32 $12,722 August 6, 2013 September 13, 2013 September 27, 2013 $0.32 $12,733 November 26, 2013 December 17, 2013 December 27, 2013 $0.32 $13,851 Fiscal Year Ended September 30, 2 012 High Low End of Period First Quarter $1 6.00 $1 4 .1 6 $1 5.50 Second Quarter $1 5.95 $1 4.57 $1 5.27 Third Quarter $1 5.18 $1 4.25 $1 5.09 Fourth Quarter $16 .00 $15 .05 $15.90 Fiscal Year Ended September 30, 2 013 First Quarter $1 6.32 $1 4 .75 $15.98 Second Quarter $16 .66 $15 .82 $16..51 Third Quarter $17.98 $16.02 $17 .50 Fourth Quarter $18.50 $16.76 $17.33

13 Liquidity and Investment Capacity Public Offering ▪ On September 12, 2013, we priced a public offering of 3,000,000 shares of our common stock at a public offering price of $16.95 per share, raising approximately $50.9 million in gross proceeds. On September 17, 2013, the transaction closed, the shares were issued, and proceeds, net of offering costs but before expenses, of $49.4 million were received. ▪ On September 27, 2013, we sold an additional 450,000 shares pursuant to the underwriters’ full exercise of the over - allotment option, and we received net proceeds, before expenses, of $7.4 million. ▪ A trust organized for the purpose of awarding incentive compensation to employees of Golub Capital and GCI Development LLC purchased an aggregate of $1.7 million of shares in our September 2013 offering at the public offering price. The total value of shares purchased by the trust and GCI Development LLC in our last four offerings during the year ended September 30, 2013 totals $8.8 million. Cash and Cash Equivalents ▪ Unrestricted cash totaled $16.3 million as of September 30, 2013. ▪ Restricted cash totaled $38.4 million as of September 30, 2013. Restricted cash was held in our securitization vehicle, SBIC subsidiaries and our revolving credit facility and is available for new investments that qualify for acquisition by these entities.

14 Liquidity and Investment Capacity Debt Facilities ▪ Revolving Credit Facility - As of September 30, 2013, subject to leverage and borrowing base restrictions, we had $70.4 million available for additional borrowings on our revolving credit facility. On October 31, 2013 the revolving credit facility was amended to increase the size of the Credit Facility from $100 million to $250 million, extend the reinvestment period to October 21, 2014 and extend the maturity date to October 22, 2018. ▪ SBIC Debt - As of September 30, 2013, we had $45.5 million of additional debentures available through our SBIC subsidiaries, subject to customary U.S. Small Business Administration regulatory requirements. ▪ Debt Securitization - On November 15, 2013, we sold $12 million of Class B Notes that were previously held in one of our wholly owned subsidiaries and eliminated in consolidation. The Class B Notes were sold at par and pay interest on a quarterly basis at LIBOR + 2.40%. First Fiscal Quarter 2014 Investment Activity ▪ We completed the recent public offering and the upsize in our revolving credit facility due to the strong originations and net funds growth we are anticipating for the quarter ended December 31, 2013. Through November 30, 2013, we originated $170.5 million in new investment commitments and net funds growth of $134.2 million. This includes $17.1 million of new debt and equity contributions to Senior Loan Fund LLC.